UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 28, 2017, AstroNova, Inc., signed an exclusive worldwide asset purchase and licensing agreement with Honeywell International, Inc.’s aerospace division to manufacture and repair Honeywell’s narrow-format flight deck printers for two aircraft families. Under the agreement AstroNova’s Aerospace business unit will take over the manufacturing of new printers as well as support services and supplies for printers for two of the world’s most popular narrow-body aircraft, the Boeing 737 and Airbus A320.

The agreement provides for an up-front payment to Honeywell of $14.6 million in cash, an additional payment of $400,000 upon completion of the manufacturing transition, the assumption of certain liabilities, and royalty payments based on gross revenues from the sales and services associated with the printers, with minimum total royalty payments equal to $15 million in the aggregate, to be paid over the next ten years. AstroNova is funding the up-front payment through its existing credit facility, as amended to increase the amount available for borrowing under its revolving credit line to $15,000,000.

Manufacturing of the Honeywell printers will be transitioned from its current location in Asia to AstroNova’s plant in West Warwick, Rhode Island over the next several months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: October 2, 2017	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell Chief Financial Officer

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